UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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APEX GLOBAL BRANDS INC.

(Name of Registrant as Specified In Its Charter)

N/A

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APEX GLOBAL BRANDS INC.

5990 Sepulveda Blvd., Suite 600
Sherman Oaks, CA

PROXY SUPPLEMENT, DATED MARCH 25, 2021
TO
PROXY STATEMENT, DATED MARCH 4, 2021,

This proxy supplement (“Proxy Supplement”) updates the information contained in the Proxy Statement, dated March 4, 2021 (the “Proxy Statement”), concerning a special meeting of the stockholders of Apex Global Brands Inc., a Delaware corporation (“Apex”), to be held on Wednesday, March 31, 2021, at 10:00 a.m., local time, at Apex’s corporate offices at 5990 Sepulveda Blvd., Suite 600, Sherman Oaks, California, to consider and vote on, among other things, a proposal to adopt the Agreement and Plan of Merger, (the “Merger Agreement”), dated as of February 16, 2021, by and among Apex, Galaxy Universal LLC (“Parent”), Galaxy Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”) and Eugene Robinson, solely in his capacity as Credit Party Representative. Under the terms of the Merger Agreement, Merger Sub will merge with and into Apex and the separate corporate existence of Merger Sub will cease and Apex will be the surviving corporation.

SUPPLEMENTAL DISCLOSURE

This supplemental disclosure should be read in conjunction with the Proxy Statement.

PROPOSAL NO. 1 – THE MERGER

Background of the Merger

The following disclosure supplements and restates in its entirety the fourth full paragraph of the section entitled “Background of the Merger.

In March 2020, the Board with the assistance of management and Houlihan Lokey developed a list of potential buyers for the Company.  The initial list included 39 parties, 14 of which were strategic buyers and 25 of which were financial buyers.  Over the ensuing weeks, Houlihan Lokey approached all of these parties on behalf of the Company.  Fifteen of the parties contacted signed non-disclosure agreements in order to receive confidential information about the Company, and six of those parties requested and received access to a virtual data room established by the Company for interested parties to conduct a more in-depth analysis. All of the non-disclosure agreements signed by interested parties included standstill provisions which restricted the interested parties from making or disclosing any proposals to acquire the Company or any material portion of its assets or securities without the prior written approval of the Board. All of those restrictions automatically expired when the Company entered into the Merger Agreement. One of the interested parties presented an offer to acquire rights to the Cherokee brand, but the Board deemed that offer to be insufficient in value and uncertain in prospects of closing.  Moreover, the Board viewed asset sales as an undesirable strategy because such sales would not eliminate enough of the outstanding debt to permit the remaining parts of the Company’s business to support the remainder of the debt.

Certain Financial Projections

The following disclosure supplements the discussion of the principal aspects of the proposed merger and is added immediately prior to the section entitled “Opinion of the Financial Advisor to Apex’s Board of Directors.”

Certain Financial Projections

Apex does not, as a matter of course, make public forecasts or projections as to future performance or earnings due to, among other reasons, the unpredictability of the underlying assumptions and estimates. However, during the course of negotiating the Merger Agreement, Apex’s management prepared certain projections of financial performance, a summary of which appear below, and these projections were provided to Apex’s board of directors and Houlihan Lokey in connection with Houlihan Lokey’s preparation of its analysis (see “Opinion of the Financial Advisor to Apex’s Board of Directors”) and the board of director’s evaluation of the proposed merger.

The projections were developed from historical financial statements in a manner consistent with management’s historical development of budgets and did not give effect to any changes or expenses as a result of the merger or any other effects of the Merger Agreement. The projections below were prepared by, and are the responsibility of, Apex’s management. The projections were not prepared with a view toward public disclosure or compliance with published guidelines of the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles (“GAAP”). The inclusion of this information should not be regarded as an indication that Apex’s board of directors or any other recipient of this information considered, or now considers, it to be predictive of actual future results.  Apex’s independent registered certified public accounting firm, Deloitte & Touche, LLP, has neither examined nor compiled nor performed any procedures with respect to, this prospective financial information and, accordingly Deloitte & Touche, LLP does not express an opinion or any other form of assurance with respect thereto. Furthermore, the projections summarized below:

•

while presented with numerical specificity, necessarily make numerous assumptions about future events, many of which are beyond Apex’s control, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific  to Apex’s business, and may not prove to be accurate;

•	represent only Apex’s management’s good faith judgments of future financial performance regarding certain results, and these projections were not reviewed or approved by any third party;
•

were prepared in the context of the business, economic, regulatory, market and financial conditions  that existed at that time, and have not been, and will not be, updated to reflect revised prospects for Apex’s business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared, even in the event that any or all of the  assumptions underlying these projections are shown to be in error;

•

Adjusted EBITDA and Adjusted EBIT are non-GAAP financial performance metrics.  We use Adjusted EBITDA, along with GAAP measures, as a measure of profitability, because Adjusted EBITDA helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation, amortization and impairments, and the cost of acquiring or disposing of businesses and restructuring our operations.  We believe it is useful to investors for the same reasons.  Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our long-term debt, non-operating income or expense items, our provision for income taxes, the effect of our expenditures for capital assets and certain intangible assets, or the costs of acquiring or disposing of businesses and restructuring our operations, or our non-cash charges for stock-based compensation and stock warrants;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and
•

should not be regarded as a representation that these projections will be achieved or that these  projections are a reliable prediction of future results and readers of the Proxy Statement are  cautioned not to place any reliance on these projections.

	Fiscal Year Ended January 31,			LTM[1] Ended Dec. 31, 2020	Fiscal Year Ending January 31,
	2018	2019	2020		2021E2	2022E
Revenues	$29,365	$24,444	$21,041	$17,494	$17,063	$17,503
Growth %		(16.8%)	(13.9%)		(18.9%)	2.6%

Less: Commissions	2,199	1,286	833	453	568	453
Less: People	10,966	7,335	6,027	4,802	4,733	4,754
Less: Sales & Marketing	2,673	1,020	1,272	522	368	388
Less: Product Development	795	895	1,333	1,068	1,054	808
Less: Professional Fees [3]	3,091	714	1,531	1,309	1,518	1,124
Less: General & Administrative	5,722	3,388	2,260	1,757	1,658	1,581
Less: Stock-based Compensation	3,789	890	1,032	561	555	600
Adjusted EBITDA [4]	$130	$8,916	$6,754	$7,023	$6,609	$7,795
Adjusted EBITDA Margin %	0.4%	36.5%	32.1%	40.1%	38.7%	44.5%
Less: Depreciation & Amortization	1,408	1,478	1,166	936	892	900
Adjusted EBIT [5]	$(1,278)	$7,438	$5,588	$6,087	$5,717	$6,895
Adjusted EBIT Margin %	(4.4%)	30.4%	26.6%	34.8%	33.5%	39.4%
Additional Financial Information
Capital Expenditures[6]	$545	$253	$224	$191	$190	$190
Change in Net Working Capital[7]		$8,785	$2,656		$10,810	$237

1.	LTM refers to Latest 12 Months.
2.	E refers to Estimated.
3.	Includes audit fees, tax provisions and returns fees, legal fees and other professional costs
4.	Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
5.	Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items
6.	Capital Expenditures in 2022E assumed equal to 2021E, per Company management.

7.Change in Net Working Capital in 2022E is calculated based on 2021E Net Working Capital as a % of Revenues, per Company management.

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